TIAA-CREF Fixed Income and
Real Estate Securities Funds
Form N-SAR for the period ended September 30, 2013


Item 77 Q1. Other Exhibits

Amendment to the Declaration of Trust

On January 10, 2013, under Conformed Submission 485APOS, accession number, 0000930413-13-000141, a copy of the Form of Trustee Authorization to Establish Additional Series of Shares of the TIAA-CREF Funds (the Trust) dated
December 4, 2012 (the Authorization) was previously filed with the SEC as exhibit 99.A(13) to the Trust's Registration Statement. This Authorization, which established the TIAA-CREF International Opportunities Fund as a new series of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.

Amendment to the Investment Management Agreement

On April 12, 2013, under Conformed Submission 485BPOS, accession number, 0000930413-13-002212, a copy of the Form of Amendment dated April 10, 2013 to the Investment Management Agreement for the International Opportunities Fund between Teachers Advisors, Inc. and the TIAA-CREF Funds (the Trust) was previously filed with the SEC as exhibit 99.D(57) to the Trust's Registration Statement. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1 (e) of Form N-SAR.